SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                            Reported): March 22, 2001





                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   333-42510            41-1955181
----------------------------        ------------          ---------------
(State or Other Jurisdiction        (Commission           (I.R.S. Employer
     of Incorporation)              File Number)          Identification No.)




           8400 Normandale Lake Blvd., Suite 250 Minneapolis, MN 55437
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code (952) 832-7000




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Items 1  through  4,  Item 6 and Item 8 are not  included  because  they are not applicable.

Item 5. Other Events.

Filing of Computational Materials

        In connection with the offering of the GMACM Home Equity Loan-Backed Notes, Series 2001-HE1 (the "Notes"), Bear, Stearns & Co. Inc., as representative of the underwriters (the "Representative"), has prepared certain materials (the "Computational Materials") for distribution to potential investors, which Computational Materials are being filed manually as exhibits to this report. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Representative with certain information regarding the characteristics of the home loans (the "Home Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

        For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Home Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit
99.1 hereto are filed.



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Item 7.  Financial Statements and Exhibits

         Information and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits:

Exhibit       Item 601(a) of Regulation S-K
Number        Exhibit No.                         Description

1             99.1                                Bear   Stearns   &  Co.   Inc.
                                                  Computational Materials





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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RESIDENTIAL ASSET MORTGAGE
                              PRODUCTS, INC.



                              By:           /s/ Patricia C. Taylor
                                            Patricia C. Taylor
                                            Vice President



Dated:  March 22, 2001




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                                  Exhibit Index



               Item 601(a) of       Sequentially
Exhibit        Regulation S-K       Numbered
Number         Exhibit No.          Description           Page

    1            99.1             Computational        Filed Manually
                                  Materials



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